EXHIBIT 3.1

        Filed
Colorado Secretary of State
        19991227407 M
          $  25.00
      Secretary of State
   12-06-1999  14:41:21


                               Secretary of State
                              Corporations Section



                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION

Pursuant. to the provisions of the Colorado Business Corporation Act, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is           ALFA RESOURCES, INC.

SECOND: The following amendment to the Articles of Incorporation was adopted on NOVEMBER 18, 1999 as prescribed by the Colorado Business Corporation Act, in the manner marked with an X below:


XXX Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

THIRD: If changing corporate name, the new name of the corporation is CAPCO ENERGY, INC.


FOURTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

                                 NOT APPLICABLE



                                       ALFA RESOURCES, INC.
                              ----------------------------------
                      Signature:  /s/ William J. Hickey
                                 -----------------------
                                 WILLIAM J. HICKEY
                     Title:  Vice President & Secretary